Exhibit A

Subscription Agreement with Granite City Food & Brewery Ltd

SUBSCRIPTION AGREEMENT AND LETTER OF INVESTMENT INTENT

Founders Food & Firkins Ltd.

5831 Cedar Lake Road

St. Louis Park, MN  55416

Gentlemen:

THIS AGREEMENT, made effective as of the 25th day of July, 2002, between Granite City Food & Brewery Ltd., (formerly known as Founders Food & Firkins Ltd.), a Minnesota corporation (the “Company”), and Bluestem Capital Partners III Limited Partnership, a South Dakota limited partnership.

1.               The Company agrees to sell to the undersigned, and the undersigned agrees to purchase from the Company, 10,000 shares of Series A Convertible Preferred Stock (the “Preferred”) and warrants to purchase common stock (the “Warrants”) at a purchase price equal to $100.00 per Preferred share.  The Preferred and the Warrants are collectively referred to herein as the “Securities.”  The conversion price of the Preferred and the exercise price of the Warrants will be the price established at the initial closing of the sale of the Securities, which will be the lower of (a) 90% of the average closing price of the common stock on Nasdaq for the ten trading days preceding the closing date, or (b) $1.58.  The undersigned may, with the written consent of the Company, assign all or any portion of its subscription rights set forth herein to any accredited investor who completes, executes and agrees to be bound by this Agreement, and assumes the obligations of the undersigned hereunder, but such assignment will not relieve the undersigned Bluestem Capital Partners III Limited Partnership of the obligation to pay the subscription price if the assignee fails to purchase the full amount of Securities to be purchased by the undersigned under this Agreement.  The Company will not unreasonably withhold its consent to such assignment.  The undersigned acknowledges that this subscription is contingent upon acceptance in whole or in part by the Company.  Once accepted by the Company, this subscription is irrevocable.

2.               The undersigned will purchase the Securities in three installments on September 20, 2002, December 20, 2002 and March 20, 2003 (each a “Purchase Date”).  On or before September 19, 2002, the undersigned will deliver to Highland Bank, St. Paul, Minnesota, as escrow agent for the Company, the sum of $333,400 in payment for 3,334 shares of Preferred and the related Warrants.  On or before December 20, 2002, the undersigned shall deliver the second installment payment to the escrow agent in the amount of $333,333 in payment for 3,333 shares of the Preferred and the related Warrants; and on or before March 20, 2003, the undersigned shall deliver the third installment payment in the amount of $333,333 in payment for the remaining 3,333 shares of the Preferred and the related Warrants.  Purchase and delivery of the Securities shall take place at a time and place specified by the Company on each Purchase Date or such earlier date as undersigned shall specify in writing to the Company.  Payment for each installment shall be made by check or wire transfer payable to “Highland Bank — Founders Food Escrow Account,” at least one business day prior to each Purchase Date.

3.               The undersigned acknowledges and represents as follows:

(a)          That it has received and carefully reviewed the Confidential Private Placement Memorandum of the Company dated February 25, 2002 (the “Memorandum”), as amended August 16, 2002, and all documents delivered therewith;

(b)         That the undersigned is able to bear the economic risk of the investment in the Securities;

(c)          That the undersigned believes that it has knowledge and experience in financial and business matters, that it is capable of evaluating the merits and risks of the prospective investment in the Securities and that it is able to bear such risks;

(d)         That it understands an investment in the Securities is highly speculative but believes that the investment is suitable for it based upon its investment objectives and financial needs, and has adequate means for providing for its current financial needs and personal contingencies and has no need for liquidity of investment with respect to the Securities;

(e)          That the undersigned has been given access to full and complete information regarding the Company (including the opportunity to meet with Company officers and review such documents as it may have requested in writing) and has utilized such access to its satisfaction for the purpose of obtaining information in addition to, or verifying information included in, the Memorandum;

(f)            That the undersigned recognizes that the Securities, as an investment, involve a high degree of risk, including, but not limited to, the risks described in the “Cautionary Statement” which is part of “Management’s Discussion and Analysis or Plan of Operation” in the Company’s Form 10-KSB included within the Memorandum; and

(g)         That the undersigned realizes that (i) the purchase of the Securities is a long–term investment; (ii) the purchasers of the Securities must bear the economic risk of investment for an indefinite period of time because the Securities have not been registered under the Securities Act of 1933, as amended (the “Act”) and, therefore, cannot be sold unless they are subsequently registered under the Act or an exemption from such registration is available; and (iii) the transferability of the Securities is restricted, and (A) requires the written consent of the Company, (B) requires conformity with the restrictions contained in paragraphs 4 and 5 below, and (C) will be further restricted by a legend placed on the certificate(s) representing the Securities stating that the Securities have not been registered under the Act and referring to the restrictions on transferability of the Securities, and by stop transfer orders or notations on the Company’s records referring to the restrictions on transferability.

4.               The undersigned has been advised that the Securities are not being registered under the Act or relevant state securities laws pursuant to exemptions from the Act and such laws, and that the Company’s reliance upon such exemptions is predicated in part on the undersigned’s representations to the Company as contained herein.  The undersigned represents and warrants that the Securities are being purchased for its own account and for investment and without the intention of reselling or redistributing the same, that it has made no agreement with others regarding any of such Securities and that its financial condition is such that it is not likely that it will be necessary to dispose of any of such Securities in the foreseeable future.  The undersigned is aware that, in the view of the Securities and Exchange Commission and applicable state bodies that administer state securities laws, a purchase of Securities with an intent to resell by reason of any foreseeable specific contingency or anticipated change in market value, or any change in the condition of the Company or its business, or in connection with a contemplated liquidation or settlement of any loan obtained for the acquisition of the Securities and for which the Securities were pledged as security, would represent an intent inconsistent with the representations set forth above.  The undersigned further represents and agrees that if, contrary to its foregoing intentions, it should later desire to dispose of or transfer any of such Securities in any manner, it shall not do so without first obtaining (a) the opinion of counsel designated by the Company that such proposed disposition or transfer lawfully may be made without the registration of such Securities for such purpose pursuant to the Act, as then in effect, and applicable state securities laws, or (b) such registrations (it being expressly understood that the Company shall not have any obligation to register the shares for such purpose).  The undersigned agrees that the Company may place a restrictive legend on the certificate(s) representing the Securities, containing substantially the following language:

The securities represented by this Certificate were issued without registration under the Securities Act of 1933, as amended (the “Act”), and without registration under state securities laws, in reliance upon exemptions contained in the Act and such laws.  No transfer of these securities or any interest therein may be made except pursuant to effective registration statements under said laws unless this Corporation has received an opinion of counsel satisfactory to it that such transfer or disposition does not require registration under said laws and, for any sales under Rule 144 of the Act, such evidence as it shall request for compliance with that rule.

The undersigned agrees and consents that the Company may place a stop transfer order on the Certificate(s) representing the Securities to assure the undersigned’s compliance with this Agreement and the matters referenced above.

The undersigned agrees to save and hold harmless, defend and indemnify the Company and its directors, officers and agents from any claims, liabilities, damages, losses, expenses or penalties arising out of any misrepresentation of information furnished by the undersigned to the Company in this Subscription Agreement.

5.               The Subscriber understands that the Company at a future date may file a registration or offering statement with the Securities and Exchange Commission to facilitate a public offering of its securities.  The Subscriber agrees, for the benefit of the Company, that should such a public offering be made and should the managing underwriter of such offering require, the undersigned will not, without the prior written consent of the Company and such underwriter, during the Lock Up Period as defined herein: (i) sell, transfer or otherwise dispose of, or agree to sell, transfer or otherwise dispose of any of the Securities beneficially held by the undersigned during the Lock Up Period; (ii) sell, transfer or otherwise dispose of, or agree to sell, transfer or otherwise dispose of any options, rights or warrants to purchase any of the shares beneficially held by the undersigned during the Lock Up Period; or (iii) sell or grant, or agree to sell or grant, options, rights or warrants with respect to any of the Securities.  The foregoing does not prohibit gifts to donees or transfers by will or the laws of descent to heirs or beneficiaries provided that such donees, heirs and beneficiaries shall be bound by the restrictions set forth herein.  The term “Lock Up Period” shall mean the lesser of (x) 180 days or (y) the period during which Company officers and directors are restricted by the managing underwriter from effecting any sales or transfers of the Company’s common stock.  The Lock Up Period shall commence on the effective date of the applicable registration statement.

6.               The undersigned represents and warrants that the undersigned is a bona fide resident of, and is domiciled in, the state listed in the Recital to this Agreement and that the Securities are being purchased solely for the beneficial interest of the undersigned and not as nominee, for, or on behalf of, or for the beneficial interest of, or with the intention to transfer to, any other person, trust or organization, except as specifically set forth in paragraph 11 of this Agreement.

PARAGRAPH 7 IS REQUIRED IN CONNECTION WITH THE EXEMPTIONS FROM THE ACT AND STATE LAWS BEING RELIED ON BY THE COMPANY WITH RESPECT TO THE OFFER AND SALE OF THE SECURITIES.  ALL OF SUCH INFORMATION WILL BE KEPT CONFIDENTIAL AND WILL BE REVIEWED ONLY BY THE COMPANY AND ITS COUNSEL.  The undersigned agrees to furnish any additional information which the Company deems necessary in order to verify the responses set forth below.

7.               Accredited Status.  The undersigned represents and warrants as follows (CHECK IF APPLICABLE):

☐	A.

The undersigned is an individual with a net worth, or a joint net worth together with its spouse, in excess of $1,000,000.  (In calculating net worth, you may include equity in personal property and real estate, including your principal residence, cash, short-term investments, stock and securities.  Equity in personal property and real estate should be based on the fair market value of such property minus debt secured by such property.)

☐	B.	The undersigned is an individual with income in excess of $200,000 in each of the prior two years and reasonably expects an income in excess of $200,000 in the current year.

☐	C.

The undersigned is an individual who, with its spouse, had joint income in excess of $300,000 in each of the prior two years and reasonably expects joint income in excess of $300,000 in the current year.

☐	D.	The undersigned is a director or executive officer of Founders Food & Firkins Ltd.

☒	E.	The undersigned, if other than an individual, is an entity all of whose equity owners meet one of the tests set forth in (A) through (D) above.

☐	F.	The undersigned is an entity, and is an “Accredited Investor” as defined in Rule 501(a) of Regulation D under the Act. This representation is based on the following (check one or more, as applicable):

		☐	1.

The undersigned (or, in the case of a trust, the undersigned trustee) is a bank or savings and loan association as defined in Sections 3(a)(2) and 3(a)(5)(A), respectively, of the Act acting either in its individual or fiduciary capacity.

		☐	2.	The undersigned is an insurance company as defined in section 2(13) of the Act.

		☐	3.	The undersigned is an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act.

		☐	4.	The undersigned is a Small Business Investment Company licensed by the United States Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

		☐	5.	The undersigned is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) and either (check one or more, as applicable):

		☐	a.	the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment advisor; or

		☐	b.	the employee benefit plan has total assets in excess of $5,000,000; or

		☐	c.	the plan is a self-directed plan with investment decisions made solely by persons who are “Accredited Investors” as defined under the Act.

☐	6.	The undersigned is a private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

☐	7.

The undersigned has total assets in excess of $5,000,000, was not formed for the specific purpose of acquiring securities of the Company and is one or more of the following (check one or more, as appropriate):

		☐	a.	an organization described in Section 501(c)(3) of the Internal Revenue Code; or

		☐	b.	a corporation; or

		☐	c.	a Massachusetts or similar business trust; or

		☐	d.	a partnership.

☐	8.

The undersigned is a trust with total assets exceeding $5,000,000 which was not formed for the specific purpose of acquiring securities of the Company and whose purchase is directed by a person who has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the shares.  (IF ONLY THIS RESPONSE IS CHECKED, please contact the Company to receive and complete an information statement before this subscription can be considered).

8.             Registration Rights.

(a)                                  Definitions.  As used in this paragraph 8, the following terms shall have the following meanings:

“Advice” has the meaning set forth in paragraph 8(c).

“Affiliate” means, with respect to any specified person, any other person who, directly or indirectly, controls, is controlled by, or is under common control with such specified person.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

“Holder” means the undersigned.

“Prospectus” means the prospectus included in any Registration Statement (including without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Act), as amended or supplemented by any prospectus supplement, and by all other amendments and supplements to the prospectus, including post–effective amendments, and in each case including all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Registrable Securities” means the shares of common stock issuable upon exercise or conversion of the Securities and any shares of common stock issued as payment in lieu of cash dividends on the Series A Convertible Preferred Stock; provided, however, that such securities shall cease to be Registrable Securities when (i) a Registration Statement covering the Registrable Securities has been declared effective and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, or (ii) the Registrable Securities become eligible for sale pursuant to Rule 144 (or any similar rule then in force) under the Act, or (iii) the Securities cease to be outstanding.

“Registration Statement” means any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post–effective amendments, in each case including the Prospectus, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Suspension Notice” has the meaning set forth in paragraph 8(c).

(b)                                 Resale Registration.  The rights described in this paragraph 8(b) will be available to holders of Registrable Securities until the second anniversary of the expiration of the warrants to purchase common stock issued with the Series A Convertible Preferred Stock.

(i)                                     Demand Registration.  If holders of at least one-third of the Registrable Securities request that the Company file a registration statement having an aggregate offering price to the public of not less than $1.0 million, the Company will use its best efforts to cause such common stock to be registered; provided, however, that the Company will not be obligated to effect more than two such registrations, and will not be obligated to effect more than one such registration during any 12-month period.  If registration is demanded under any subsection of paragraph 8(b), the Company may elect to register all of the Registrable Securities.  The number of demand registrations available under this paragraph 8(b)(i) will be reduced by the number of Form S-3 registrations demanded under paragraph 8(b)(iii).

(ii)                                  Incidental Registration.  If the Company proposes to register under the Act (except by a Form S-4 or Form S–8 Registration Statement or any successor forms thereto) or qualify for a public distribution under Section 3(b) of the Act, any of its equity securities or debt with equity features, it will give written notice to all Holders of Registrable Securities of its intention to do so and, on the written request of any such Holder given within twenty (20) days after receipt of any such notice (which written request shall specify the interest in the Registrable Securities intended to be sold or disposed of by such Holder and describe the nature of any proposed sale or other disposition thereof), the Company will use its best efforts to cause all such Registrable Securities, the Holders of which shall have requested the registration or qualification thereof, to be included in such Registration Statement proposed to be filed by the Company; provided, however, that if a greater number of Registrable Securities is offered for participation in the proposed offering than in the reasonable opinion of the managing underwriter of the proposed offering can be accommodated without adversely affecting the proposed offering, then the amount of Registrable Securities proposed to be offered by such Holders for registration, as well as the number of securities of any other selling shareholders participating in the registration, shall be proportionately reduced to a number deemed satisfactory by the managing underwriter.

(iii)                               S-3 Registration.  Holders of Registrable Securities are entitled to demand up to three registrations on Form S-3 (if available to the Company) so long as each such offering is in an amount of at least $500,000 (based upon the closing bid price of the common stock on the trading day before the demand is made).  The Company will not be obligated to file more than one Form S-3 in any six-month period.

(c)                                  Registration Procedures.  In connection with the obligations of the Company to effect or cause the registration of any Registrable Securities pursuant to the terms and conditions of this Agreement, the Company shall use reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof, and in connection therewith:

(i)                                     The Company shall prepare and file with the Securities and Exchange Commission a Registration Statement on Form S–3 or other similar form under the Act which permits secondary sales of securities in a “shelf registration,” and use reasonable efforts to cause such Registration Statement to become effective and remain effective in accordance with the provisions of this Agreement;

(ii)                                  The Company shall promptly prepare and file with the Securities and Exchange Commission such amendments and post–effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective and shall timely file with the Securities and Exchange Commission all required filings under the Exchange Act as are necessary to keep the Registration Statement effective for as long as such registration is required to remain effective pursuant to the terms hereof; shall cause the Prospectus to be supplemented by any required Prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Act; and shall comply with the provisions of the Act applicable to it with respect to the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by Holder set forth in such Registration Statement or supplement to the Prospectus;

(iii)                               The Company shall promptly furnish to Holder such number of copies of the Prospectus (including each preliminary Prospectus) and any amendments or supplements thereto, as Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities being sold by Holder;

(iv)                              The Company shall promptly notify Holder, (A) when a Prospectus or any Prospectus supplement or post–effective amendment has been filed and, with respect to a Registration Statement or any post–effective amendment, when the same has become effective, (B) of any request by the Securities and Exchange Commission or any state securities authority for amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (C) of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of a Registration Statement, (D) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or “blue sky” laws, and (E) of the happening of any event which makes any statement made in a Registration Statement or related Prospectus untrue or which requires the making of any changes in such Registration Statement or Prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  As soon as practicable following expiration of the Suspension Period (as defined below), the Company shall prepare and file with the Securities and Exchange Commission and furnish a supplement or amendment to such Prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Upon receipt of any notice (a “Suspension Notice”) by Holder from the Company of the happening of any event of the kind described in paragraph 8(c)(iv), Holder shall forthwith discontinue disposition of the Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by paragraph 8(c)(iv) or until Holder is advised in writing (the “Advice”) by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, will, or will request any broker–dealer acting as Holder’s agent to, deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in Holder’s or broker–dealer’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice; provided, however, that in no event shall the period from the date on which Holder receives a Suspension Notice to the date on which Holder receives either the Advice or copies of the supplemented or amended Prospectus contemplated by paragraph 8(c)(iv) (the “Suspension Period”) exceed 90 days.

(d)                                 Registration Expenses.  The Company shall bear all expenses incurred in connection with the registration of Registrable Securities pursuant to paragraph 8(b).  Such expenses shall include, without limitation, all printing, legal and accounting expenses incurred by the Company and all registration and filing fees imposed by the Securities and Exchange Commission, any state securities commission or The Nasdaq Stock Market.  Each Holder shall be responsible for any underwriting discounts, brokerage fees or commissions and taxes of any kind (including, without limitation, transfer taxes) with respect to any disposition, sale or transfer of Registrable Securities and for any legal, accounting and other expenses incurred by such Holder.

(e)                                  Indemnification and Contribution.

(i)                                     Indemnification by the Company.  The Company agrees to indemnity and hold harmless, to the full extent permitted by law, each Holder from and against all losses, claims, damages, liabilities and expenses (including without limitation reasonable legal fees and expenses incurred by Holder (collectively, the “Damages”) to which Holder may become subject under the Act or otherwise, insofar as such Damages (or proceedings in respect thereat) arise out of or are based upon any untrue statement of material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Registrable Securities were registered under the Act, or caused by any omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, or caused by any untrue statement of a material fact contained in any Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such Damages arise out of or are based upon any such untrue statement or omission based upon information relating to Holder furnished in writing to the Company by Holder specifically for use therein; provided, however, that the Company shall not be liable to Holder under this paragraph 8(e)(i) to the extent that any such Damages were caused by the fact that Holder sold securities to a person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus as then amended or supplemented if, but only if, (A) the Company has previously furnished copies of such amended or supplemented Prospectus to Holder and (B) such Damages were caused by any untrue statement or omission contained in the Prospectus so delivered which was corrected in such amended or supplemented Prospectus.

(ii)                                  Indemnification by the Holder.  Holder agrees to indemnify and hold harmless the Company, its stockholders, directors, officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to Holder, but only with reference to information relating to Holder furnished in writing to the Company by Holder specifically for use in any Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto); provided, however, that Holder shall not be obligated to provide such indemnity to the extent that such Damages result from the failure of the Company to promptly amend or take action to correct or supplement any such Registration Statement or Prospectus on the basis of corrected or supplemental information provided by Holder to the Company expressly for such purpose.  In no event shall the liability of Holder hereunder be greater in amount than the amount of the proceeds received by Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(iii)                               Contribution.  To the extent that the indemnification provided for in paragraph 8(e)(i) or paragraph 8(e)(ii) is unavailable to an indemnified party or insufficient in respect of any Damages, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and Holder on the other hand in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations.  The relative fault of the Company on the one hand and of Holder on the other hand shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by Holder and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

If indemnification is available under subsection (i) or (ii) of this paragraph 8(e), the indemnifying parties shall indemnify each indemnified party to the full extent provided in such paragraphs without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this paragraph 8(e)(iii).  The Company and Holder agree that it would not be just or equitable if contribution pursuant to this paragraph 8(e)(iii) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein.

9.                                       NASD Affiliation.  The undersigned is affiliated or associated, directly or indirectly, with a National Association of Securities Dealers, Inc. (“NASD”) member firm or person.

Yes ☐    No ☒

If yes, list the affiliated member firm or person:

Your relationship to such member firm or person:

10.                                 Entities.  If the undersigned is an entity, the individual signing on behalf of such entity and the entity jointly and severally agree and certify that:

A.                                   The undersigned was not organized for the specific purpose of acquiring securities of the Company; and

B.                                     This Agreement has been duly authorized by all necessary action on the part of the undersigned, has been duly executed by an authorized officer or representative of the undersigned, and is a legal, valid and binding obligation of the undersigned enforceable in accordance with its terms.

11.                                 Covenant.

In consideration of the investment by the undersigned, Brew Buddies, LLC or its designee, Bluestem Capital Partners III Limited Partnership, may designate one nominee to the Company’s board of directors.  Brewing Ventures LLC, the principal shareholder of the Company, shall execute and deliver a voting agreement which shall provide that Brewing Ventures LLC will vote its shares in favor of the election of such nominee.

12.                                 Miscellaneous.

A.            Manner in which title is to be held: (check one)

☐	Individual Ownership
☐	Joint Tenants with Right of Survivorship*
☐	Partnership*
☐	Tenants in Common*
☐	Corporation
☐	Trust
☒	Other	limited partnership	(describe)

B.                                     The undersigned agrees that the undersigned understands the meaning and legal consequences of the agreements, representations and warranties contained herein, agrees that such agreements, representations and warranties shall survive and remain in full force and effect after the execution hereof and payment for the shares, and further agrees to indemnify and hold harmless the Company, each current and future officer, director, employee, agent and shareholder from and against any and all loss, damage or liability due to, or arising out of, a breach of any agreement, representation or warranty of the undersigned contained herein.  The undersigned acknowledges that the undersigned has retained his, her or its own independent legal counsel to the extent that the undersigned determined it to be necessary or helpful.  The undersigned further acknowledges that the undersigned was not represented by counsel for Aethlon Capital, LLC.

C.                                     This Agreement shall be construed and interpreted in accordance with Minnesota law without regard to conflict of law provisions.

D.                                    The agreements and covenants of the parties hereto shall survive the delivery of the Securities and be binding upon the parties and their respective successors, personal representatives and assigns.

E.                                      The undersigned agrees to furnish to the Company or the Agent, if applicable, upon request, such additional information as may be deemed necessary to determine the undersigned’s suitability as an investor.

F.                                      This Agreement supersedes all previous Subscription Agreements by the undersigned and all previous Subscription Agreements are hereby withdrawn.

G.                                     In event of a party’s default or breach of this Agreement, the prevailing party in any action to enforce this Agreement or to recover damages as a result of a breach or default, shall be entitled to recover its reasonable costs and expenses therein, including reasonable attorneys fees.

[NOTE: SIGNATURE PAGES TO FOLLOW]

*Multiple signatures required.

SIGNATURE PAGE

Dated: September 19, 2002.

BLUESTEM CAPITAL PARTNERS III
LIMITED PARTNERSHIP

By:	Bluestem Capital Company III, L.L.C.
Its:	General Partner

By	/s/ Sandy Horst
Its Authorized Officer

Sandy Horst
Name Typed or Printed

Residence Address

City, State and Zip Code

Mailing Address

122 S. Phillips Avenue, Suite 300

Sioux Falls, SD 57104
City, State and Zip Code

46-0456561
Tax Identification or Social
Security Number

CERTIFICATE OF SIGNATORY

(To be completed if the Securities are being subscribed by an Entity.)

I, Sandy Horst, am the Authorized Officer of the General Partner of Bluestem Capital Partners III Limited Partnership (the “Entity”).

I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Subscription Agreement and Letter of Investment Intent and to purchase and hold the Securities, and certify further that the Subscription Agreement and Letter of Investment Intent has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

IN WITNESS WHEREOF, I have set my hand this 19th day of September, 2002.

/s/	Sandy Horst
(Signature)

Authorized Officer
(Title)

Sandy Horst
(Please Print Name)

Acceptance by the Company

                Founders Food & Firkins Ltd.  hereby accepts the foregoing Subscription Agreement to the extent of 10,000 shares of Series A Convertible Preferred Stock and warrants to purchase 316,454 shares of common stock.

Granite City Food & Brewery Ltd.

By	/s/ Steven J. Wagenheim
Steven J. Wagenheim
Chief Executive Officer